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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

     Date of Report (Date of the earliest event reported): January 14, 2002


                          NEUROCRINE BIOSCIENCES, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                      0-28150                33-0525145
 (STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)    (I.R.S. EMPLOYER
       OF INCORPORATION)                                     IDENTIFICATION NO.)


                 10555 SCIENCE CENTER DRIVE, SAN DIEGO, CA 92121
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (858) 658-7600



                                       N/A

              (Former name or former address, if changed since last
                                    report.)

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     This Current Report on Form 8-K is filed by Neurocrine Biosciences, Inc., a
Delaware corporation (the "Company"), in connection with the matters described herein.


ITEM 5.  OTHER EVENTS

     On January 11, 2002, the Company announced that its Board of Directors approved an amendment of its shareholder rights plan to increase the initial exercise price of the rights issued pursuant to the plan from $51.75 to $350.00 per right.

     The intent of the increase is to preserve the effectiveness of the plan in view of the recent appreciation of the company's stock price. No other amendments were made to the plan. The shareholder rights plan was originally approved in April 1997. The Company was advised by Robertson Stephens, Inc.

ITEM 7.  EXHIBITS

     (a)  Exhibits. The following exhibits are filed herewith:

           Exhibit
           Number     Description of Exhibit
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             4.1      Amended and Restated Preferred Shares Rights Agreement
            99.1      Press Release dated January 11, 2002

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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 14, 2002                     NEUROCRINE BIOSCIENCES, Inc.



                                   By:     /s/ PAUL W. HAWRAN
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                                           Paul W. Hawran
                                           Executive Vice President and
                                           Chief Financial Officer